EXHIBIT 5.1

September 7, 2018

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

Attn: Derek Peterson, President and CEO

Re:	Terra Tech Corp.

Ladies and Gentlemen:

We have acted as counsel to Terra Tech Corp., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 pursuant to Rule 462(b) filed on September 7, 2018 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, provides for the registration by the Company of one or more of the following securities with an incremental aggregate offering price of up to $834,300.00: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, which may be issued in one or more classes (the “Preferred Stock”); (iii) debt securities, in one or more series, which may be convertible into shares of Common Stock or shares of Preferred Stock (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities, or any combination thereof (the “Warrants”); (v) subscription rights (the “Rights”); (vi) purchase contracts (the “Purchase Contracts”); and/or (vii) units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Rights or Purchase Contracts, in any combination (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Purchase Contracts and the Units are each described in the Registration Statement, and are collectively referred to herein as the “Securities” and are sometimes individually referred to as a “Security.” The Securities may be issued by the Company in one or more series and may be offered and sold from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendments thereto (including post-effective amendments) and one or more Prospectus Supplements.

Terra Tech Corp.

Attn: Derek Peterson, President and CEO

September 7, 2018

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Securities pursuant to the Registration Statement: (i) the Registration Statement, as amended by any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and the rules and regulations promulgated thereunder, and such effectiveness will not have been terminated or rescinded, and will comply with all applicable laws; (ii) one or more Prospectus Supplements relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws; (iii) if the Securities being offered are to be sold pursuant to a purchase, underwriting, or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement relating to the Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Securities Exchange Act of 1934 (the “Exchange Act”), will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof; (iv) any indenture (“Indenture”) relating to the Debt Securities, any warrant agreement (“Warrant Agreement”) relating to the Warrants, any rights agreement (“Rights Agreement”) relating to the Rights, any Purchase Contracts, and any unit agreement (“Unit Agreement”) relating to the Units, in each case in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed, and delivered by the Company and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms; (v) the Securities being offered and any related Underwriting Agreement, amendments to the Articles of Incorporation, Indenture, Warrant Agreement, Rights Agreement, Purchase Contract, or Unit Agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered; (vi) the Securities being offered will have been issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered; (vii) any applicable listing or other requirements of any stock exchange on which the Securities being offered may be listed will have been complied with; (viii) the rights, powers, privileges, preferences, and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale, and delivery of any Security being offered (a) will be in conformity with the Articles of Incorporation and Bylaws as then in effect, (b) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company is then a party or which is then binding upon the Company, and (c) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ix) with respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock), and available for issuance, and that the consideration for the issuance and sale of the Common Stock or Preferred Stock is in an amount that is not less that the par value of the Common Stock or Preferred Stock as applicable; (x) any Securities issuable upon conversion, exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that upon the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of any of the Securities, the total number of shares of Common Stock and Preferred Stock of the Company, issued and outstanding, as applicable, will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation; and (xi) the Company shall be a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and shall have the necessary power and authority to issue and sell such Securities.

Terra Tech Corp.

Attn: Derek Peterson, President and CEO

September 7, 2018

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal, or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, if the board of directors of the Company has taken all necessary corporate action to authorize the issuance and terms of the applicable Securities, including the terms of the offering thereof and related matters in accordance with the applicable underwriting, purchase or similar agreement for such offering, and when issued and paid for as described in the Registration Statement (including any shares of Common Stock or Preferred Stock issuable in connection with the conversion or exercise of any Warrants, Rights, Purchase Contracts, or Units), we are of the opinion that the Securities will be validly issued, fully paid, and non-assessable, enforceable against the Company in accordance with their terms.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler llp